Exhibit 99.1
Martha Stewart Living Omnimedia Reports Second Quarter 2011 Results
— Merchandising Revenue Growth of 34% Excluding Onetime Gain
NEW YORK, July 26, 2011 /PRNewswire/ — Martha Stewart Living Omnimedia, Inc. (NYSE: MSO) today announced its results for the second quarter ended June 30, 2011. The Company reported revenue for the second quarter of $54.9 million.
Charles Koppelman, Executive Chairman and Principal Executive Officer, said: “Our second quarter results were led by continued momentum in our Merchandising business, which delivered 34% revenue growth and strong Adjusted EBITDA growth after excluding a favorable onetime gain in the prior year’s quarter. While we’re seeing choppiness across key categories in print advertising, we’re also seeing robust consumer engagement across our print and web properties. Subscription revenue remains strong, and digital ad revenue is up 5%, tracking continued growth in our Internet user metrics. Looking ahead we remain focused on improving performance across our businesses in the second half of this year.”
Lisa Gersh, who joined the Company in June as President and Chief Operating Officer, said: “In my first weeks since joining MSLO, I have enjoyed very productive engagement with our people, our partners and our senior management. I’m looking forward to working together with our teams as we leverage the foundation of our strong and valuable brands to produce profitable and sustainable revenue growth for MSLO.”
Second Quarter 2011 Summary
Revenues were $54.9 million in the second quarter of 2011, compared to $55.3 million in the second quarter of 2010. The second quarter of 2010 included a $2.2 million termination payment related to the 1-800-Flowers.com relationship which concluded in the quarter.
Adjusted EBITDA for the second quarter of 2011 was a loss of $(0.6) million, compared to a gain of $1.8 million in the prior year period.
Operating loss for the second quarter of 2011 was $(2.5) million, compared to $(0.8) million for the second quarter of 2010.
Basic and diluted net loss per share were both $(0.05) for the second quarter of 2011, compared to $(0.02) for the second quarter of 2010.

Second Quarter 2011 Results by Segment

	Three Months Ended, June 30
	(unaudited, in thousands)
	2011	2010
REVENUES
Publishing	$34,141	$35,292
Broadcasting	7,801	8,190
Merchandising	12,918	11,817

Total Revenues	$54,860	$55,299

ADJUSTED EBITDA
Publishing	$(1,596)	$2,352
Broadcasting	(367)	(1,342)
Merchandising	8,519	7,652
Corporate	(7,147)	(6,843)

Total Adjusted EBITDA	$(591)	$1,819

OPERATING (LOSS)/INCOME
Publishing	$(1,915)	$1,887
Broadcasting	(482)	(1,458)
Merchandising	8,782	7,329
Corporate	(8,871)	(8,561)

Total Operating Loss	$(2,486)	$(803)

Publishing
As previously announced, results from our former Internet segment are now included in our Publishing segment for all periods presented.
Revenues in the second quarter of 2011 were $34.1 million, compared to $35.3 million in the prior year’s second quarter. The decrease reflects continued volatility in the print advertising market.
Adjusted EBITDA was a loss of $(1.6) million in the second quarter of 2011, compared to a $2.4 million gain in the prior year’s quarter due to increased production and editorial expenses and the timing of circulation expenses.
Operating loss was $(1.9) million for the second quarter of 2011, compared to a $1.9 million gain in the second quarter of 2010.
Highlights
•	MSLO announced the extension of its long-standing relationship with Clarkson Potter/Publishers with a new agreement to publish 12 books through 2016; all titles are expected to be published simultaneously in print and digital formats.

•	According to comScore Unified data, unique visitors across MSLO’s websites increased 32% and page views were up 26% over the prior year’s period.

•	The Company launched two new apps for the iPad — Martha Stewart Cocktails and Whole Living Smoothies — and introduced a redesigned version of the popular Martha’s Everyday Food app for the iPhone and iPod touch.

Broadcasting
Revenues in the second quarter of 2011 were $7.8 million, compared to $8.2 million in the second quarter of 2010 as lower ad sales revenue and lower international license fees more than offset increases in license fees from new programming.
Adjusted EBITDA was a loss of $(0.4) million for the second quarter of 2011 compared to $(1.3) million in the prior year’s second quarter due primarily to savings in production and distribution costs associated with The Martha Stewart Show.
Operating loss was $(0.5) million for the second quarter of 2011, compared to $(1.5) million in the second quarter of 2010.
Highlights
•	The Martha Stewart Show on Hallmark Channel was honored with Daytime Emmy Awards in two categories: Outstanding Lifestyle/Culinary Host and Outstanding Lifestyle Program.

•	Production is currently underway or complete for 52 episodes of Emeril’s Table, a forthcoming daily series on Hallmark Channel, 48 new episodes of Mad Hungry with Lucinda Scala Quinn, 26 new episodes of Petkeeping with Marc Morrone, and 13 new episodes of Martha Bakes.

•	Hallmark Channel premiered two new MSLO primetime specials, including the recent Martha Stewart Presents: Women with Vision and Martha Stewart Presents: Grilling Secrets of the Master Chefs.
Merchandising
Revenues were $12.9 million for the second quarter of 2011, an increase of 9% from $11.8 million in the prior year’s second quarter. The second quarter of 2010 included an additional $2.2 million in revenue received from the early termination of our agreement with 1-800-Flowers.com. Excluding that payment, revenue increased 34% year-over-year in the second quarter.
Adjusted EBITDA was $8.5 million for the second quarter of 2011, compared to $7.7 million in the prior year’s second quarter. Excluding the early termination payment, Adjusted EBITDA was up 55% year-over-year.
Operating income was $8.8 million for the second quarter of 2011, compared to operating income of $7.3 million in the second quarter of 2010.
Highlights
•	The Martha Stewart Living line at The Home Depot demonstrated continued growth in the quarter, driven by strength in outdoor furniture and carpet, as well as the addition of a kitchen cabinetry program. The quarter also included the successful launch of specialty paint and project paint.

•	The Martha Stewart Collection at Macy’s performed well and continues to be the No. 1 brand in the retailer’s home category, with double-digit increases over the prior year’s quarter, led by solid contributions in textiles, kitchen tools and tabletop.

•	Martha Stewart Crafts benefited from solid performance at Michaels and expanded distribution, including the launch of a new party crafts line at Jo-Ann Fabrics and Crafts.

•	Martha Stewart Pets fashion apparel for dogs continued to be a popular offering at PetSmart; a new line of cat products is expected to launch in early September.

•	Emeril’s cookware line with All-Clad continued to perform well and distribution of his new cutlery line is expanding to such retailers as Macy’s, Dillard’s, and Bed Bath & Beyond; sales of the chef’s All-Clad cookware and T-Fal appliances were strong during a successful HSN appearance in May.
Corporate
Adjusted EBITDA was a loss of $(7.1) million in the second quarter of 2011 compared to a loss of $(6.8) million in the prior year’s quarter. Total Corporate expenses were $(8.9) million in the second quarter of 2011 compared to $(8.6) million in the prior year’s quarter.
The Company will host a conference call with analysts and investors on July 26th at 11:00 a.m. EDT that will be broadcast live over the Internet at www.marthastewart.com/ir, and an archived version will be available through August 9, 2011.
Use of Non-GAAP Financial Information
In addition to using net income to assess the organization’s overall financial health, Company management uses consolidated net income/(loss) before interest income or expense, taxes, depreciation and amortization, impairment, non-cash equity compensation expense and other expense (including loss on equity securities) (“adjusted EBITDA”), a non-GAAP financial measure, to evaluate the performance of our businesses on a real-time basis. Adjusted EBITDA is considered an important indicator of operational strength, is a direct component of the Company’s annual compensation program, and is a significant factor in helping our management determine how to allocate resources and capital. Adjusted EBITDA is used in addition to and in conjunction with results presented in accordance with GAAP. Management considers adjusted EBITDA to be a critical measure of operational health because it captures all of the revenue and ongoing operating expenses of our businesses without the influence of (i) interest charges, which result from our capital structure, not our ongoing business efforts, (ii) taxes, which relate to the overall organizational financial return, not that of any one business, (iii) the capital expenditure costs associated with depreciation and amortization, which are a function of historical decisions on infrastructure and capacity, (iv) the cost of non-cash equity compensation which, as a function of our stock price, can be highly variable, is not necessarily an indicator of current operating performance for any individual business unit, and is amortized over the various periods, (v) non-cash impairment charges, which are impacted by macro-economic conditions and do not necessarily reflect operating performance, and (vi) other income/(expense) which may include non-operational items.
Adjusted EBITDA provides a means to directly evaluate the ability of our business operations to generate returns on a real-time basis. We provide disclosure of adjusted EBITDA because we believe it is useful for investors to have means to assess our performance as we do. While adjusted EBITDA is a customized non-GAAP measure, it also provides a means to analyze value and compare our operating capabilities to those of companies with which we compete, many of which have different compensation plans, depreciation and amortization costs, capital structures and tax burdens. But please note that our non-GAAP results may differ from similar measures used by other companies, even if similar terms are used to identify such measures.

A limitation of adjusted EBITDA is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues for our overall organization. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. Management also evaluates the cost of capitalized tangible and intangible assets by analyzing returns provided on the capital dollars deployed. A further limitation of adjusted EBITDA is that it does not include stock compensation expense related to our workforce. Adjusted EBITDA should be considered in addition to, and not as a substitute for, net income or other measures of financial performance reported in accordance with GAAP.
About Martha Stewart Living Omnimedia, Inc.
Martha Stewart Living Omnimedia, Inc. (MSLO) is a leading provider of original “how-to” information, inspiring and engaging consumers with unique lifestyle content and high-quality products. MSLO is organized into the following business segments: Publishing, Broadcasting, and Merchandising. MSLO is listed on the New York Stock Exchange under the ticker symbol MSO.
Forward-Looking Statements
We have included in this press release certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our current beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. These statements include estimates of future financial performance, potential opportunities, expected product line expansions and additions, future acceptability of our content and our businesses, anticipated growth, and other statements that can be identified by terminology such as “may,” “will,” “should,” “could,” “position,” “expects,” “intends,” “plans,” “thinks,” “believes,” “estimates,” “potential,” “seem,” “counting” or “continue” or the negative of these terms or other comparable terminology. The Company’s actual results may differ materially from those projected in these statements, and factors that could cause such differences include: adverse reactions to publicity relating to Martha Stewart or Emeril Lagasse by consumers, advertisers and business partners; the failure of national and/or local economies to improve or renewed deterioration of such economies; shifts in our business strategies; a loss of the services of Ms. Stewart or Mr. Lagasse; a loss of the services of other key personnel; a renewed softening of the domestic advertising market; changes in consumer reading, purchasing and/or television viewing patterns to which our offerings are unable to respond; unanticipated increases in paper, postage or printing costs; operational or financial problems at any of our contractual business partners; the receptivity of consumers to our new product introductions; the inability to add to our partnerships or capitalize on existing partnerships; and changes in government regulations affecting the Company’s industries.
Certain of these and other factors are discussed in more detail in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, especially under the heading “Risk Factors,” which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov/. The Company is under no obligation to update any forward-looking statements after the date of this release.

Martha Stewart Living Omnimedia, Inc.
Consolidated Statements of Operations
Three Months Ended June 30,
(unaudited, in thousands, except per share amounts)

	2011	2010
REVENUES
Publishing	$34,141	$35,292
Broadcasting	7,801	8,190
Merchandising	12,918	11,817

Total revenues	54,860	55,299

OPERATING COSTS AND EXPENSES
Production, distribution and editorial	30,510	29,124
Selling and promotion	13,029	13,479
General and administrative	12,883	12,559
Depreciation and amortization	924	940

Total operating costs and expenses	57,346	56,102

OPERATING LOSS	(2,486)	(803)

OTHER EXPENSE
Interest expense, net	(14)	(27)
Loss on equity securities	(14)	(19)

Total other expense	(28)	(46)

LOSS BEFORE INCOME TAXES	(2,514)	(849)

Income tax provision	(424)	(400)

NET LOSS	$(2,938)	$(1,249)

LOSS PER SHARE — BASIC AND DILUTED
Net loss	$(0.05)	$(0.02)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and Diluted	54,766	54,389

Martha Stewart Living Omnimedia, Inc.
Consolidated Statements of Operations
Six Months Ended June 30,
(unaudited, in thousands, except per share amounts)

	2011	2010
REVENUES
Publishing	$68,817	$66,627
Broadcasting	15,570	20,281
Merchandising	23,147	21,626

Total revenues	107,534	108,534

OPERATING COSTS AND EXPENSES
Production, distribution and editorial	61,718	56,653
Selling and promotion	27,320	28,086
General and administrative	25,839	25,905
Depreciation and amortization	1,920	2,062

Total operating costs and expenses	116,797	112,706

OPERATING LOSS	(9,263)	(4,172)

OTHER INCOME / (EXPENSE)
Interest expense, net	(126)	(108)
Income / (loss) on equity securities	205	(19)

Total other income / (expense)	79	(127)

LOSS BEFORE INCOME TAXES	(9,184)	(4,299)

Income tax provision	(831)	(814)

NET LOSS	$(10,015)	$(5,113)

LOSS PER SHARE — BASIC AND DILUTED
Net Loss	$(0.18)	$(0.09)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and diluted	54,741	54,360

Martha Stewart Living Omnimedia, Inc.
Consolidated Balance Sheets
(in thousands, except per share amounts)

	June 30,
	2011	December 31,
	(unaudited)	2010
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$23,187	$23,204
Short-term investments	11,116	10,091
Accounts receivable, net	43,274	59,250
Inventory	6,147	5,309
Deferred television production costs	2,933	2,413
Other current assets	4,548	4,772

Total current assets	91,205	105,039

PROPERTY, PLANT AND EQUIPMENT, net	14,247	14,507
GOODWILL, net	45,107	45,107
OTHER INTANGIBLE ASSETS, net	46,541	46,547
OTHER NONCURRENT ASSETS, net	10,104	11,114

Total assets	$207,204	$222,314

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$24,363	$30,062
Accrued payroll and related costs	6,162	6,541
Current portion of deferred subscription revenue	15,655	18,734
Current portion of other deferred revenue	4,928	4,732
Current portion of loan payable	1,500	1,500

Total current liabilities	52,608	61,569

DEFERRED SUBSCRIPTION REVENUE	4,351	4,529
OTHER DEFERRED REVENUE	4,965	1,413
LOAN PAYABLE	4,500	7,500
DEFERRED INCOME TAX LIABILITY	5,201	4,527
OTHER NONCURRENT LIABILITIES	3,961	3,743

Total liabilities	75,586	83,281

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Class A common stock, $0.01 par value, 350,000,000 shares authorized: 29,156,887 and 28,753,212 shares outstanding in 2011 and 2010, respectively	292	288
Class B common stock, $0.01 par value, 150,000,000 shares authorized: 25,984,625 and 26,317,960 shares outstanding in 2011 and 2010, respectively	260	263
Capital in excess of par value	298,170	295,576
Accumulated deficit	(166,216)	(156,201)
Accumulated other comprehensive loss	(113)	(118)

	132,393	139,808

Less: class A treasury stock — 59,400 shares at cost	(775)	(775)

Total shareholders’ equity	131,618	139,033

Total liabilities and shareholders’ equity	$207,204	$222,314

Martha Stewart Living Omnimedia, Inc.
Supplemental Disclosures Regarding Non-GAAP Financial Information
Three Months Ended June 30,
(unaudited, in thousands)
The following table presents segment and consolidated financial information, including a reconciliation of operating income/(loss), a GAAP measure, and adjusted EBITDA, a non-GAAP measure. In order to reconcile adjusted EBITDA to operating income, depreciation and amortization, non-cash equity compensation, and non-cash impairment charges are added back to operating income/(loss).

	2011	2010

ADJUSTED EBITDA
Publishing	$(1,596)	$2,352
Broadcasting	(367)	(1,342)
Merchandising	8,519	7,652
Corporate	(7,147)	(6,843)

Adjusted EBITDA	(591)	1,819

NON-CASH EQUITY COMPENSATION
Publishing	188	231
Broadcasting	2	44
Merchandising	(271)	312
Corporate	1,052	1,095

Total Non-Cash Equity Compensation	971	1,682

DEPRECIATION AND AMORTIZATION
Publishing	131	234
Broadcasting	113	72
Merchandising	8	11
Corporate	672	623

Total Depreciation and Amortization	924	940

OPERATING (LOSS) / INCOME
Publishing	(1,915)	1,887
Broadcasting	(482)	(1,458)
Merchandising	8,782	7,329
Corporate	(8,871)	(8,561)

Total Operating Loss	(2,486)	(803)

OTHER EXPENSE
Interest expense, net	(14)	(27)
Loss on equity securities	(14)	(19)

Total other expense	(28)	(46)

LOSS BEFORE INCOME TAXES	(2,514)	(849)

Income tax provision	(424)	(400)

NET LOSS	$(2,938)	$(1,249)

Martha Stewart Living Omnimedia, Inc.
Supplemental Disclosures Regarding Non-GAAP Financial Information
Six Months Ended June 30,
(unaudited, in thousands)
The following table presents segment and consolidated financial information, including a reconciliation of operating income/(loss), a GAAP measure, and adjusted EBITDA, a non-GAAP measure. In order to reconcile adjusted EBITDA to operating income, depreciation and amortization, non-cash equity compensation, and non-cash impairment charges are added back to operating income/(loss).

	2011	2010

ADJUSTED EBITDA
Publishing	$(3,088)	$457
Broadcasting	(2,038)	2,071
Merchandising	14,043	13,360
Corporate	(13,846)	(14,528)

Adjusted EBITDA	(4,929)	1,360

NON-CASH EQUITY COMPENSATION
Publishing	327	465
Broadcasting	26	215
Merchandising	11	685
Corporate	2,050	2,105

Total Non-Cash Equity Compensation	2,414	3,470

DEPRECIATION AND AMORTIZATION
Publishing	350	669
Broadcasting	231	136
Merchandising	15	22
Corporate	1,324	1,235

Total Depreciation and Amortization	1,920	2,062

OPERATING (LOSS) / INCOME
Publishing	(3,765)	(677)
Broadcasting	(2,295)	1,720
Merchandising	14,017	12,653
Corporate	(17,220)	(17,868)

Total Operating Loss	(9,263)	(4,172)

OTHER INCOME / (EXPENSE)
Interest expense, net	(126)	(108)
Income / (loss) on equity securities	205	(19)

Total other income / (expense)	79	(127)

LOSS BEFORE INCOME TAXES	(9,184)	(4,299)

Income tax provision	(831)	(814)

NET LOSS	$(10,015)	$(5,113)

CONTACT: Katherine Nash, Corporate Communications and Investor Relations, Martha Stewart Living Omnimedia, Inc., +1-212-827-8722, knash@marthastewart.com